EXHIBIT 10.2
                              SETTLEMENT AGREEMENT


     THIS AGREEMENT is entered into as of this 15th day of March, 2003 by and between Intergold Corporation, a Nevada corporation (the "Company") and Tristar Financial Services, Inc. ("Tristar").

                                    RECITALS:

     WHEREAS, Tristar has either performed certain financial, administrative and managerial services pursuant to respective contractual arrangements, and/or provided advances provided to the Corporation, and/or is owed accrued interest thereto whereby the Company is indebted to Tristar in the aggregate amount of $600,164.60 for certain financial, administrative and managerial services performed by Tristar, and/or advances provided by Tristar, and/or accrued interest on unpaid amounts due to Tristar thereunder; and

     WHEREAS, the Company is indebted to Tristar for repayment of such aggregate amount of $600,164.60; and

     WHEREAS, the Company and Tristar acknowledge that the aggregate amount of $600,164.60 is due and owing Tristar (the "Debt"); and

     WHEREAS, the Company agrees to issue to Tristar 30,008,230 Shares of its restricted common stock at $0.02 per share (the "Shares") as full and complete satisfaction of the Debt pursuant to Intergold Corporation Board of Directors authorized resolution dated March 15, 2003.


                                    AGREEMENT

     1. The Company shall issue to Tristar 30,008,230 Shares in full and complete satisfaction of the Debt.

     2. Tristar agrees to accept the issuance and delivery of 30,008,230 Shares in full settlement and satisfaction of the Debt, and further agrees to release and forever discharge the Company from any and all causes of action, debts, sums of money, claims and demands whatsoever, in law or in equity, related to the Debt, which Tristar now or hereafter can, shall or may have.

     3. Tristar is aware that the Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act"). Tristar understands that the Shares are being issued in reliance on the exemption from registration provided by Section 4(2) thereunder. Tristar understands that it may be required to bear the economic risk of this investment for an indefinite period of time because there is currently no trading market for the Shares and the Shares cannot be resold or otherwise transferred unless applicable federal and state securities laws are complied with or exemptions therefrom are available.

     4. Tristar represents and warrants that the Shares are being acquired solely for Tristar's own account, for investment purposes only, and not with a view to or in connection with, any resale or distribution. Tristar understands that the Shares are nontransferable unless the Shares are registered under the Securities Act and under any applicable state securities law or an opinion of counsel satisfactory to the Company is delivered to the Company to the effect that any proposed disposition of the Shares will not violate the registration requirements of the Securities Act and any applicable state securities laws. Tristar further understands that the Company has no obligations to register the Shares under the Securities Act or to register or qualify the Shares for sale under any state securities laws, or to take any other action, through the establishment of exemption(s) or otherwise, to permit the transfer thereof.

     5. Tristar has had an opportunity to ask questions of and received answers from the officers, directors and employees of the Company or a person or persons acting on its or their behalf, concerning the financial position of the Company.

     6. This Settlement Agreement shall be effective as of March 25, 2003, and shall be binding upon and inure to the benefit of the parties hereto and their respective assigns and successors.

                                             INTERGOLD CORPORATION,
                                             a Nevada Corporation



                                             By:__________________________
                                                   Grant Atkins, President


                                             TRISTAR FINANCIAL SERVICES, INC.



                                             By: _________________________
                                                    Marcus Johnson, President

                        [SEAL OF INTERGOLD CORPORATION]




March 28, 2003

Attention:  Mr. Rob Stevens
Global Stock Transfer Inc.
191 University Boulevard, Suite 401
Cherry Creek Office
Denver, CO  80206

RE:  SHARE ISSUANCES

Dear Rob:

Pursuant to restructuring initiatives, and the attached documentation please issue RESTRICTED COMMON SHARES in the name and denomination listed below pursuant to two separate debt settlements dated March 15, 2003. Also note that according to the attached, all remaining Series A and B Preferred Shares have been converted to common shares effective March 15, 2003.

Attached are the following for your records:

     1. March 10, 2003 BOD Minutes authorizing debt settlements and increase of Authorized Share Capital of the Corporation.

     2. Settlement Agreement between the Company and Sonanini Holdings Ltd. dated March 15, 2003.

     3. Settlement Agreement between the Company and Tristar Financial Services, Inc. dated March 15, 2003.

     4. Certificate of Amendment of Articles filed with the Secretary of State of Nevada increasing the Authorized Share Capital of the Corporation.

     5. Notice of Preferred Share Series A Conversion dated March 15, 2003 with McCallan Oil & Gas Ltd.

     6. Notice of Preferred Share Series A Conversion dated March 15, 2003 with Oxbridge Ltd.

     7. Notice of Preferred Share Series A Conversion dated March 15, 2003 with Roy Hunter.

     8. Notice of Preferred Share Series A Conversion dated March 15, 2003 with Geoffrey R. Caine.

     9. Notice of Preferred Share Series B Conversion dated March 15, 2003 with Newport Capital Corp.

     10. Notice of Preferred Share Series B Conversion dated March 15, 2003 with Roy Hunter.


--------------------------------------------------------------------------------
         US Offices: 435 Martin Street, Suite 2000, Blaine, WA USA 98230
        Toll Free: (888) 848-7377 Tel: (360) 332-1354 Fax: (360) 332-1643
         Internet: intergoldcorp.com E-Mail: investor@intergoldcorp.com
--------------------------------------------------------------------------------

     11. Notice of Preferred Share Series B Conversion dated March 15, 2003 with Sonanini Holdings Ltd.

     12. Notice of Preferred Share Series B Conversion dated March 15, 2003 with EuroGas GmbH.


Please issue RESTRICTED COMMON SHARES IN THE FOLLOWING NAME AND DENOMINATION:

Sonanini Holdings Ltd.                32,993,113 IGCO Restricted Common Shares
Kartnerring 5-7 / Top 3D, A
1010 Vienna
Austria

Tristar Financial Services, Inc.      30,008,230 IGCO Restricted Common Shares
435 Martin Street, Suite 2000
Blaine, WA  98230

McCallan Oil & Gas GesmbH              5,686,700 IGCO Restricted Common Shares
112 Bonadie Street
Trust House Kingston
St Vincent and the Grenadines

Oxbridge Ltd.                          5,615,000 IGCO Restricted Common Shares
Arthur House
50A Portland Road
London  SE254PO

Roy Hunter                               191,800 IGCO Restricted Common Shares
RR1
Dunville, Ontario
Canada  N1A 2W7

Geoffrey R. Caine                        192,400 IGCO Restricted Common Shares
2871 Point Grey Road,
Vancouver, B.C.
Canada  V6K 1X7

Newport Capital Corp.                    108,100 IGCO Restricted Common Shares
Arundel House
31a St. James's Square
London SW17 4JR

Roy Hunter                                91,900 IGCO Restricted Common Shares
RR1
Dunville, Ontario
Canada  N1A 2W7

Sonanini Holdings Ltd.                 1,233,400 IGCO Restricted Common Shares
Kartnerring 5-7 / Top 3D, A
1010 Vienna
Austria

EuroGas GmbH                           3,067,700 IGCO Restricted Common Shares
Karntner Ring 5-7, Top 4d
1010 Wien
Austria

INTERGOLD CORPORATION


Grant Atkins, Director

cc:  Diane Dalmy